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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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YAHOO! INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 27, 2001

    We will hold the Annual Meeting of Stockholders of Yahoo! Inc., a Delaware corporation (the "Company"), at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, on Friday, April 27, 2001, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect seven directors of the Company to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

  2.
  To amend the Company's 1996 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an aggregate of 4,000,000 shares to 7,600,000 shares;

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2001; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached to and made a part of this Notice.

    The board of directors has fixed the close of business on February 27, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                      By Order of the Board of Directors,

                      Jonathan K. Sobel
                       Vice President, General Counsel and Secretary

Santa Clara, California
March 23, 2001

3420 Central Expressway
Santa Clara, CA 95051

PROXY STATEMENT

General

    This Proxy Statement is furnished in connection with the solicitation by the board of directors of Yahoo! Inc., a Delaware corporation (the "Company" or "Yahoo!"), of proxies for use in voting at the Annual Meeting of Stockholders, to be held at the Santa Clara Marriott Hotel, located at 2700 Mission College Boulevard, Santa Clara, California, on Friday, April 27, 2001, at 10:00 a.m., local time, and any adjournment or postponement thereof.

    This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 are being mailed to stockholders entitled to vote at the meeting on or about March 23, 2001.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Secretary) a written notice of revocation or an authorized proxy bearing a later date (including a proxy by telephone or over the Internet), or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

    The close of business on February 27, 2001 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 565,598,978 shares of Common Stock outstanding held of record by 8,462 stockholders.

Voting and Solicitation

    Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below. A list of stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours at the Company's offices at 3420 Central Expressway, Santa Clara, CA 95051 for a period of at least 10 days prior to the Annual Meeting.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the Annual Meeting. The presence of a quorum is required to transact the business proposed to be transacted at the Annual Meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (as defined below) will be counted for purposes of determining the presence or absence of a quorum. Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock voting in person or by proxy at the Annual Meeting. In order to be adopted, the proposal to ratify the Company's appointment of the designated independent accountants and the proposal to amend the Employee Stock Purchase Plan will require the affirmative vote of a majority of the votes represented by the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will have the same practical effect as a negative vote on the proposal to ratify the Company's appointment of the designated independent accountants and the proposal to amend the Employee Stock Purchase Plan, but will have no effect on the vote for election of directors.

    The shares represented by the proxies received, properly marked, dated, and signed, or submitted via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the Annual Meeting.

    Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Where no choice has been specified, the proxy will be voted (1) FOR the election of each of the seven nominees for director named below, (2) FOR amendment of the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an aggregate of 4,000,000 shares to 7,600,000 shares, (3) FOR ratification of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2001, and (4) as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

    The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

    At the Annual Meeting, the stockholders will elect seven directors to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Unless marked otherwise, proxies received will be voted FOR the election of the seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and in such an event, the specific nominees to be voted for will be determined by the proxy holders.

    Assuming a quorum is present, the seven nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the board of directors. As of the date of this Proxy Statement, the board of directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

    The names of the nominees, their ages as of February 27, 2001, and certain other information about them are set forth below:

Name	Age	Position
Timothy Koogle(1)	49	Chairman and Chief Executive Officer
Jeffrey Mallett	36	President, Chief Operating Officer and Director
Jerry Yang	32	Chief Yahoo and Director
Eric Hippeau(2)	49	Director
Arthur H. Kern(2)(3)	54	Director
Michael Moritz(2)(3)	46	Director
Edward R. Kozel (3)	46	Director

(1)
Our board of directors has initiated a search for a new Chief Executive Officer. Upon completion of this search, Mr. Koogle will resign as our Chief Executive Officer but will continue as our Chairman.

(2)
Member of the Compensation Committee

(3)
Member of the Audit Committee

    There are no family relationships among any of the directors or executive officers of the Company.

    Mr. Koogle was appointed as the Company's Chairman in January 1999. Mr. Koogle has served as the Company's Chief Executive Officer and as a member of the board of directors since joining the Company in August 1995. Our board of directors has initiated a search for a new Chief Executive Officer. Upon completion of this search, Mr. Koogle will resign as the Company's Chief Executive Officer but will continue as Chairman. Mr. Koogle also served as the Company's President from July 1995 to January 1999. Prior to joining the Company, Mr. Koogle was President of Intermec Corporation, a manufacturer of data collection and data communication products, from 1992 to 1995. During that time, he also served as a corporate Vice President of Intermec's parent company, Western Atlas. Mr. Koogle also serves as a director of Webvan Group, Inc. Mr. Koogle holds a B.S. degree in mechanical engineering from the University of Virginia and M.S. and Engr. D. degrees in mechanical engineering from Stanford University.

    Mr. Mallett has served as a member of the board of directors and as President of the Company since January 1999. Mr. Mallett has served as Chief Operating Officer since January 1998. Prior to that, he served as the Company's Senior Vice President, Business Operations from October 1995 to January 1998. Prior to joining the Company, Mr. Mallett was Vice President and General Manager of the WordPerfect consumer division of Novell, Inc., a network operating system software company, from 1993 to 1995, and a member of Novell's Corporate Executive Marketing Group. Prior to that, Mr. Mallett was a member of the founding team of Reference Software International where he held various positions from 1988 to 1992, including Vice President, Sales and Marketing. Mr. Mallett holds a degree in Business Administration from Santa Rosa College.

    Mr. Yang, a founder of the Company, has served as a member of the board of directors and an officer of the Company since March 1995. Mr. Yang co-developed Yahoo! in 1994 while he was working towards his Ph.D. in electrical engineering at Stanford University. Mr. Yang also serves as a director of Yahoo! Japan Corporation and Cisco Systems, Inc. Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University.

    Mr. Hippeau has served as a member of the board of directors since January 1996. From 1993 to October 2000, Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis, Inc. Ziff-Davis was majority owned by SOFTBANK America Inc. ("SOFTBANK"), a principal stockholder of the Company, until it was acquired by CNET Networks, Inc. ("CNET") in October 2000. Since March 2000, Mr. Hippeau has served as President and Executive Managing Director of SOFTBANK International Ventures, an affiliate of SOFTBANK. Mr. Hippeau also serves as a director of CNET, Starwood Hotels and Resorts Worldwide, Inc., Global Crossing, Ltd., and Asia Global Crossing, Ltd. Mr. Hippeau attended the Sorbonne in Paris.

    Mr. Kern has served as a member of the board of directors since January 1996. Mr. Kern is an investor in several media and marketing companies. Prior to that, Mr. Kern was co-founder and Chief Executive Officer of American Media, a group owner of commercial radio stations sold to AMFM (Chancellor Broadcasting) in 1994. From 1969 to 1986, Mr. Kern served in a variety of television management positions with Group W/Westinghouse Broadcasting Company. Mr. Kern also serves as a director of Northwest Broadcasting, a group owner of Fox-affiliated television stations, and Digitas, Inc. Mr. Kern is a graduate of Yale University.

    Mr. Moritz has served as a member of the board of directors since April 1995. He has been a general partner of Sequoia Capital ("Sequoia"), a venture capital firm, since 1986. Mr. Moritz also serves as a director of Flextronics Ltd., PlanetRx.com, Inc., Saba Software, Inc. and Webvan Group, Inc. Mr. Moritz holds a M.A. degree from Oxford University.

    Mr. Kozel has served as a member of the board of directors since October 2000. He has been the managing member of Open Range Ventures, a venture capital firm, since January 2000. Since October 2000, Mr. Kozel has been the Chief Technology Officer, Service Provider Line of Business of Cisco Systems, Inc. At Cisco prior to that time, he was Senior Vice President, Corporate Development from April 1998 to January 2000, Senior Vice President and Chief Technical Officer from January 1996 to April 1998, Vice President of Business Development from February 1993 to January 1996, and Director of Field Operations from April 1992 to February 1993. Mr. Kozel also serves as a director of Cisco, Reuters Group PLC and Tibco Software Inc. Mr. Kozel holds a B.S. degree in electrical engineering from the University of California, Davis.

Meetings and Committees of the Board of Directors

    During fiscal 2000, the board of directors met nine times and took action by unanimous written consent on twelve occasions, and no director then in office attended fewer than 75% of the aggregate number of meetings of the board of directors and meetings of the committees of the board of directors on which he serves. The board of directors has an Audit Committee and a Compensation Committee. There is no standing nominating committee.

    The Audit Committee consists of Messrs. Kern, Moritz and Kozel, three of the Company's non-employee directors. It met four times during fiscal 2000. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

    The Compensation Committee consists of Messrs. Kern, Moritz and Hippeau (Chair), three of the Company's non-employee directors. The Compensation Committee held one meeting and took action by unanimous written consent on twenty-four occasions during fiscal 2000. The Compensation Committee's functions are to establish and administer the Company's policies regarding compensation. The Compensation Committee also administers the Company's 1995 Stock Plan and the Company's 1996 Employee Stock Purchase Plan. Compensation-related matters for employee officers subject to the provisions of Internal Revenue Code Section 162(m) are administered by a subcommittee of the Compensation Committee consisting of Messrs. Moritz and Kern.

Director Compensation

    The Company does not pay fees to its directors for performance of their duties as directors of the Company. The Company does reimburse its directors for their out-of-pocket expenses incurred in connection with attendance at board and committee meetings of the Company. The Company's 1996 Directors' Stock Option Plan (the "Directors' Plan"), provides that each person who becomes a non-employee director of the Company will be granted a nonstatutory stock option to purchase 50,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders at which such director is elected, each such non-employee director shall be granted an additional option to purchase 20,000 shares of Common Stock if, on such date, he or she shall have served on the board of directors for at least six months. Each of the non-employee nominees for director named in this Proxy Statement will have served for more than six months at the time of the Annual Meeting, and will therefore be granted an option to purchase 20,000 shares of the Company's Common Stock under the Directors' Plan if they are reelected to the board of directors at the Annual Meeting. The exercise price of all stock options granted under the Directors' Plan is equal to the closing sale price of a share of the Company's Common Stock on the NASDAQ Stock Market on the date of grant of the option.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
APPROVAL OF INCREASE OF SHARES OF COMMON STOCK
UNDER THE 1996 EMPLOYEE STOCK PURCHASE PLAN

    We are asking the Company's stockholders to approve an amendment to the 1996 Employee Stock Purchase Plan that will increase the number of shares of Common Stock authorized for issuance under the Plan by 4,000,000 shares effective and contingent upon receipt of stockholder approval. Following approval of this amendment, the maximum aggregate number of shares reserved for future issuance under the Plan shall not exceed 7,600,000 shares.

    The Company believes that this amendment to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan, which was adopted by the Board in February 2001, is necessary to ensure that a sufficient reserve of Common Stock is available under the Purchase Plan. The Company also believes that operation of the Purchase Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company's long-term growth and success.

    The essential features of the Purchase Plan as amended are summarized below. This summary does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual Purchase Plan document may do so upon written request to the Secretary at the Company's principal executive offices.

General

    The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code. It is not a tax-qualified, deferred compensation plan under Section 401(a) of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The purpose of the Purchase Plan is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company at a discount to market price through payroll deductions.

Administration

    The Purchase Plan is administered by the board of directors of the Company or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the board of directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

Eligibility and Participation

    Employees (including officers and employee directors) who are customarily employed for at least 20 hours per week and more than 5 months per calendar year with the Company and designated subsidiaries of the Company are eligible to participate in the Purchase Plan, subject to certain limitations imposed by the Internal Revenue Code and certain other limitations set forth in the Purchase Plan. Eligible employees become participants in the Purchase Plan by filing with the stock administration department of the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless the administrator sets a later time for filing the subscription agreement. A participant's subscription agreement continues to be effective for each consecutive offering period until the participant withdraws from the Purchase Plan or ceases to be eligible to participate in the Plan.

    As of December 31, 2000, approximately 3,170 employees, including 9 executive officers, were eligible to participate in the Plan. Members of the Company's board of directors who are not employees and other non-employees such as consultants are not eligible to participate. The actual benefits, if any, to participants in the Purchase Plan are not determinable prior to the purchase of shares thereunder as the value, if any, of such shares to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of the purchase and the purchase price of the shares, as described below.

Offering Periods; Purchase Price

    To date, the Purchase Plan has been implemented by a series of consecutive offering periods of six months commencing on January 1 and July 1 of each year. Payroll deductions accumulate during the six month period and are applied at the end of the period to purchase shares of Common Stock. The price at which shares are purchased is equal to 85% of the lesser of the fair market value (the closing price on Nasdaq for the applicable day) of the Common Stock on the first day of the offering period or the fair market value on the purchase date (the last day of the offering period).

    Beginning on July 1, 2001, the structure of the Purchase Plan will change so that instead of six-month offering periods, it will be implemented by a series of consecutive offering periods of approximately 24 months duration. The offering period beginning July 1, 2001 will run for 22 months, ending on April 30, 2003. Thereafter offering periods will run for 24 months. The administrator approved this new structure in February 2001 after determining that many of the companies with whom Yahoo! competes for employees offer purchase plans with 24-month offering periods.

    Following July 1, 2001, purchases will be made for participants on each April 30 and October 31 by applying payroll deductions accumulated over the preceding six months towards such purchases. Four purchases will be made during each offering period. The price at which these purchases will be made will equal 85% of the lesser of the fair market value of the Common Stock as of the first day of the 24-month offering period or the fair market value on the purchase date. For example, if an employee who enrolls in the offering period beginning on July 1, 2001 continues in the Plan through the end of that period, he or she will make a final purchase of stock on April 30, 2003 at 85% of the lesser of the market value of the stock on July 1, 2001 or the market value on April 30, 2003 (having made three earlier purchases on October 31, 2001, April 30, 2002, and October 31, 2002 at the applicable purchase prices for each of those dates). Employees who join the Company during an ongoing offering period, or who are otherwise not yet participating in the Plan, will be given the opportunity to enroll in the Plan twice a year, on each May 1 and November 1. Employees who begin participating in the Plan after the beginning of an offering period will purchase stock at 85% of the lesser of the market value of the stock on the date they join the Plan or the purchase date market value, and will be participating in a proportionately shorter offering period than those joining the Plan at the beginning of the 24-month offering period.

    If the fair market value of a share of the Company's Common Stock on a purchase date within a 24-month offering period is lower than the fair market value of a share of the Company's Common Stock at the beginning of the 24-month period, then that offering period will terminate immediately after the purchase of shares for participants and a new 24-month offering period will begin on the following day (either May 1 or November 1). A similar re-set mechanism applies for employees who join the Plan following the first day of the offering period.

    The applicable price at which shares may be purchased under the Plan may be adjusted in the event that shares must be added (through Board and stockholder approval) to the Plan during an ongoing offering period in order to satisfy purchase requirements. If this happens, the applicable purchase price for these newly added shares would equal 85% of the lesser of the fair market value on the date of stockholder approval or the market value on the purchase date. Yahoo! is under no obligation to cause shares to be added to the Plan at any time.

Limitations on Participation

    Employees are permitted to have up to 15% of their compensation accumulated and applied toward purchases of shares under the Purchase Plan. The administrator may change this participation rate at any time before the beginning of an offering period. An employee may not participate in the Plan if, immediately after he or she joined, he or she (or any other person whose stock would be attributed to such employee under stock attribution rules of the Internal Revenue Code) would own stock and/or hold rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. The Purchase Plan also limits an employee's rights to purchase stock under all employee stock purchase plans (those subject to Section 423 of the Code) of the Company and its subsidiaries so that such rights may accrue at a rate that does not exceed $25,000 of fair market value of such stock (determined at the time the employee begins participating in the offering period) for each calendar year in which such right to purchase stock is outstanding at any time. In addition, no employee may purchase more than 5,000 shares of Common Stock under the Purchase Plan in any one six-month purchase period.

    The Company may make a pro rata allocation of the shares remaining available for option grant if the total number of shares that would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the Purchase Plan. Employees may withdraw from the Purchase Plan, and receive back their accumulated payroll deductions, at any time prior to a purchase date (April 30 and October 31). If any employee does not withdraw prior to the end of an offering period, he or she will continue to participate in the next offering period that begins following the end of that offering period.

Payroll Deductions

    The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over an offering period. The deductions may not be at a rate of less than 1% or more than 15% of a participant's compensation on each payday during the offering period. The administrator may change the maximum amount that a participant can contribute at any time before the beginning of an offering period. A participant may change his or her rate of contribution as of the beginning of each six-month purchase period and, on one occasion only during a six-month purchase period, may decrease his or her rate of payroll deductions. A participant may discontinue his or her participation in the Purchase Plan by withdrawing at any time. When a participant withdraws, he or she receives back the payroll deductions accumulated under the Plan, but does not receive interest on such amounts. Amounts contributed to the Plan are part of the Company's general funds and are not required to be segregated. Payroll deductions for a participant begin with the first full payroll following the date he or she joins the Plan. To the extent necessary to comply with Internal Revenue Code provisions and certain purchase limitations of the Purchase Plan, a participant's payroll deductions may be decreased to 0%.

Termination of Employment or Loss of Eligibility

    Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during an offering period, causes the employee to become ineligible to participate in the Purchase Plan. In such event, payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, without interest.

Capital Changes

    In the event any change is made in the Company's capitalization in the middle of an offering period, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Purchase Plan and to the number of shares authorized for issuance under the Purchase Plan.

    In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each right to purchase stock under the Purchase Plan will be assumed or an equivalent right substituted by the successor corporation unless the successor corporation refuses to assume or substitute for outstanding options, in which case the offering period shall be shortened so that employees' rights to purchase stock under the Purchase Plan will be automatically exercised prior to the merger or sale of assets (unless the participant has withdrawn prior to that date). In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action.

Amendment and Termination of the Plan

    The board of directors may at any time amend or terminate the Purchase Plan, except that any such termination cannot affect rights to purchase stock previously granted nor may an amendment make any change in an outstanding right to purchase stock which adversely affects the rights of any participant, provided that, the Purchase Plan or an offering or purchase period may be terminated if the board of directors determines that termination is in the best interests of the Company and the stockholders or if continuation of the Purchase Plan and/or the offering period would cause the Company to incur adverse accounting charges.

    If not terminated earlier, the Purchase Plan will terminate in 2016.

Tax Information

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. If a participant disposes of his or her shares of Common Stock within the later of two years from the offering date that applies to the shares (the beginning of the offering period or the day on which the employee joined the Plan) or within one year from the purchase date of the shares, a transaction referred to as a "disqualifying disposition," the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the purchase date exceeded the purchase price. In such instances, the amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of Common Stock for more than one year after the purchase date.

    If the participant disposes of his or her shares of Common Stock more than two years after the offering date of such option and more than one year after the purchase date of such option, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the offering date of such option. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

    The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed the Company.

    The foregoing is only a summary of the effect of federal income taxation upon the participants and the Company with respect to participation in the Purchase Plan and does not purport to be complete. Furthermore, the foregoing does not discuss the income tax laws of any municipality, state or foreign country in which a participant may reside. Participants should consult their own tax advisors with respect to the tax consequences of participation in the Purchase Plan for their particular situations.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP has served as the Company's independent accountants since February 1996 and has been appointed by the board of directors to continue as the Company's independent accountants for the fiscal year ending December 31, 2001. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock of the Company voting at the Annual Meeting in person or by proxy, management will review its future selection of accountants.

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information that has been provided to the Company with respect to beneficial ownership of shares of the Company's Common Stock as of February 23, 2001 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table of this Proxy Statement (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(2)
SOFTBANK(3) 300 Delaware Avenue, Suite 900 Wilmington, DE 19801	118,885,528	21.0
Capital Research and Management Company (4) 333 South Hope Street Los Angeles, CA 90071	29,125,600	5.2
David Filo c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	46,685,926	8.3
Jerry Yang c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	45,230,356	8.0
Michael Moritz(5) c/o Sequoia Capital 3000 Sand Hill Road Suite 280, Bldg. 4 Menlo Park, CA 94025	1,936,684	*
Timothy Koogle(6) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	10,641,765	1.9
Farzad Nazem(7) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	5,138,624	*
Jeffrey Mallett(8) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	3,752,441	*

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(2)
Arthur H. Kern(9) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	723,816	*
Eric Hippeau(10) c/o Softbank Inc. 28 East 28th Street New York, NY 10016	526,618	*
Anil Singh(11) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	825,543	*
Heather Killen(12) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	411,820	*
Edward R. Kozel(13) c/o Yahoo! Inc. 3420 Central Expressway Santa Clara, CA 95051	22,250	*
All directors and executive officers as a group (15 persons)(14)	117,559,416	20.0

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days of February 23, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2)
Based on 565,268,159 shares of Common Stock outstanding on February 23, 2001.

(3)
SOFTBANK is a wholly owned subsidiary of SOFTBANK Holdings, Inc. ("SOFTBANK Holdings") which is wholly owned by SOFTBANK Corp. Masayoshi Son is the President, Chief Executive Officer and a significant stockholder of SOFTBANK Corp. Accordingly, securities owned by SOFTBANK may be regarded as being beneficially owned by SOFTBANK Holdings, SOFTBANK Corp. and Mr. Son. The Schedule 13D/A received by the Company indicated that SOFTBANK has shared dispositive and voting power with respect to the shares. Includes 547,290 shares owned by SOFTBANK that are subject to options held by Mr. Hippeau and Ronald D. Fisher, an executive of SOFTBANK Holdings.

(4)
The Schedule 13G received by the Company indicated that Capital Research and Management Company is the beneficial owner of 29,125,600 shares of Common Stock with sole dispositive power with respect to 29,125,600 shares of Common Stock, shared dispositive power with respect to 0 shares of Common Stock, sole voting power with respect to 0 shares of Common Stock and shared voting power with respect to 0 shares of Common Stock. Capital Management and Research Company disclaims beneficial ownership of 29,125,600 shares.

(5)
Represents 8,005 shares held by Mr. Moritz and 1,604,234 shares held by the Maximus Trust, of which Mr. Moritz is a trustee. Also includes 324,445 shares held by affiliates of Sequoia of which Mr. Moritz disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(6)
Includes 9,823,659 shares issuable upon exercise of options exercisable within 60 days of February 23, 2001 under the Company's 1995 Stock Plan.

(7)
Includes 4,951,687 shares issuable upon exercise of options exercisable within 60 days of February 23, 2001 under the Company's 1995 Stock Plan.

(8)
Includes 3,444,803 shares issuable upon exercise of options exercisable within 60 days of February 23, 2001 under the Company's 1995 Stock Plan.

(9)
Represents 723,816 shares issuable upon exercise of an option exercisable within 60 days of February 23, 2001 under the Company's 1995 Stock Plan.

(10)
Includes 525,360 shares issuable upon exercise of an option exercisable within 60 days of February 23, 2001, which option was granted by SOFTBANK. Mr. Hippeau serves as President and Executive Managing Director of SOFTBANK International Ventures, an affiliate of SOFTBANK.

(11)
Includes 514,932 shares issuable upon exercise of options exercisable within 60 days of February 23, 2001 under the Company's 1995 Stock Plan.

(12)
Includes 326,322 shares issuable upon exercise of options exercisable within 60 days of February 23, 2001 under the Company's 1995 Stock Plan.

(13)
Includes 6,250 shares issuable upon exercise of options exercisable within 60 days of February 23, 2001 under the Directors' Plan.

(14)
Includes 21,483,354 shares issuable upon exercise, by certain directors and executive officers, of options exercisable within 60 days of February 23, 2001, and 324,445 shares held by affiliates of Sequoia of which Mr. Moritz disclaims beneficial ownership as set forth in Note 5.

EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS

Summary Compensation Table

    The following table sets forth certain information concerning the compensation earned by (a) Timothy Koogle, the Company's Chief Executive Officer, during the fiscal year ended December 31, 2000, (b) the four other most highly compensated individuals who served as executive officers of the Company during the fiscal year ended December 31, 2000, and (c) each such individual for the Company's two preceding fiscal years.

Annual Compensation
Name and Principal Position	Year	Salary($)	Other Annual Compensation($)		Long-Term Compensation Awards Securities Underlying Options(#)	All Other Compensation ($)(1)
Timothy Koogle Chairman and Chief Executive Officer	2000 1999 1998	310,000 295,000 195,000	— — —		500,000 850,000 1,100,000	450 660 870
Jeffrey Mallett President and Chief Operating Officer	2000 1999 1998	290,000 260,000 185,000	— — —		400,000 640,000 820,000	270 300 270
Farzad Nazem Senior Vice President, Communications and Technical Services and Chief Technology Officer	2000 1999 1998	250,000 212,500 175,000	— — —		150,000 290,000 440,000	2,895 2,905 2,830
Anil Singh Senior Vice President, Business Operations, and Chief Sales and Marketing Officer	2000 1999 1998	250,000 202,375 175,000	250,000 75,000 75,000	(2) (2) (2)	150,000 290,000 680,000	2,925 2,905 3,010
Heather Killen Senior Vice President, International Operations	2000 1999 1998	206,250 160,375 147,000	50,000 — 32,000	(2) (2)	125,000 240,000 220,000	2,925 2,899 13,916

(1)
Represents premiums paid for group term life insurance for each of the executive officers, except that for Messrs. Singh and Nazem and Ms. Killen, the amounts also include Company contributions under the Company's 401(k) Plan of $2,625 for each such executive officer in 2000, $2,500 for each such executive officer in 1999 and $2,500 for each such executive officer in 1998. For 1998, includes a car allowance of approximately $10,994 received by Ms. Killen.

(2)
Represents commissions earned for advertising sales in the year indicated and paid in the year earned or in the following year.

Option Grants in Last Fiscal Year

    The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2000. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the shares subject to such options based on assumed annual compounded rates of stock price appreciation during the option term.

	Individual Grants(1)
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
		Percent of Total Options Granted to Employees in Fiscal Year(%)(3)
	Number of Securities Underlying Options Granted(#)
			Exercise Price Per Share ($/sh)
				Expiration Date
Name					5%($)	10%($)
Timothy Koogle	500,000	1.8%	60.00	10/13/10	18,866,839	47,812,274
Jeffrey Mallett	400,000	1.5%	60.00	10/13/10	15,093,471	38,249,819
Farzad Nazem	150,000	0.6%	60.00	10/13/10	5,660,052	14,343,682
Anil Singh	150,000	0.6%	68.50	11/7/10	6,461,892	16,375,704
Heather Killen	125,000	0.5%	60.00	10/13/10	4,716,710	11,953,068

(1)
Options vest ratably each month over a forty-eight month period. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, options held by Messrs. Koogle, Mallett, and Nazem will become vested and exercisable to the extent of the number of shares that would otherwise vest if such officers remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including the optionee's acceptance of a comparable two-year employment contract with the acquiring party and certain non-competition agreements.

(2)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. The gains shown are net of the option exercise price, but do not include deductions for taxes and other expenses payable upon the exercise of the option or for sale of underlying shares of Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(3)
The Company granted stock options representing approximately 27,176,000 shares of Common Stock to employees in the fiscal year ended December 31, 2000.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

    The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2000. In addition, the table sets forth the number of shares covered by unexercised stock options held by the Named Executive Officers as of December 31, 2000, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option as of December 31, 2000.

	Number of Shares Acquired on Exercise (#)		Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the Money Options at Fiscal Year-End ($)(1)
		Value Realized ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy Koogle	100,000	11,389,453	9,531,993	1,845,843	254,596,334	5,832,217
Jeffrey Mallett	140,000	19,177,720	3,229,111	1,358,897	74,017,718	4,267,920
Farzad Nazem	210,000	27,732,501	4,825,161	675,975	130,017,189	3,801,307
Anil Singh	106,659	20,255,842	589,281	717,442	4,407,131	1,434,227
Heather Killen	417,640	32,489,096	356,939	422,853	4,484,856	1,567,963

(1)
Value is based on the $30.0625 per share closing price of the Company's Common Stock on the NASDAQ Stock Market on December 29, 2000, less the exercise price.

(2)
The value realized represents the difference between the per share closing price of the Company's Common Stock on the day of exercise and the exercise price of the options, and does not necessarily indicate that the optionee sold such stock.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    During 2000, the Compensation Committee of the Company's board of directors consisted of Eric Hippeau, as Chairman, Arthur H. Kern and Michael Moritz. The members of the Compensation Committee are non-employee directors. The Compensation Committee reviews, recommends and approves changes to the Company's compensation policies and benefits programs, administers the Company's stock option plans, including approving stock option grants, and otherwise seeks to ensure that the Company's compensation philosophy is consistent with the Company's best interests and is properly implemented. Compensation determinations for executive officers who are subject to the provisions of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, are independently reviewed and approved by the Executive Officer Compensation Subcommittee of the board of directors, which subcommittee consists of Messrs. Kern and Moritz.

Compensation Philosophy and Review

    The Company's compensation philosophy for executive officers serves two principal purposes: (i) to provide a total compensation package for executive officers that is competitive with the current market for executive talent and enables the Company to attract and retain key executive and employee talent needed to achieve the Company's business objectives and (ii) to link executive compensation to improvements in Company performance and increases in stockholder value as measured principally by the trading price of the Company's Common Stock.

    In determining executive compensation levels at the annual compensation review in October 2000, the Compensation Committee obtained survey information from a third-party consultant with respect to cash compensation and stock option grants to similarly situated officers of high technology companies of comparable size and market capitalization. The Compensation Committee also relied upon publicly available compensation information and informal survey information obtained by the Company's management with respect to other Internet-related companies. The Compensation Committee did not determine it necessary to, and did not attempt to, specifically analyze compensation levels at companies included in the index under the caption, "Performance Graph."

Elements of Executive Officer Compensation

    The Company's executive compensation consists primarily of salary, health insurance and similar benefits, and the award of stock options. The Company has in the past and continues to emphasize the award of stock options in its executive compensation policy. The Compensation Committee believes that in the highly competitive, emerging markets in which the Company operates, equity-based compensation provides the greatest incentive for outstanding executive performance and encourages the greatest alignment of management and stockholder long-term interests.

  Officer Salaries.

    Base salaries are evaluated annually for all executive officers, including the CEO. In determining the appropriate salary levels for such officers, the Compensation Committee considers, among other factors, the officer's scope of responsibility, prior experience, past performance, and data on prevailing compensation levels in relevant markets for executive talent. Based upon the findings of the annual compensation review, the Compensation Committee approved salary increases for certain executive officers effective October 1, 2000. The Compensation Committee believes these salary increases appropriately reflect the added complexity of the Company's operations and the associated increase in officer responsibility, officer performance and compensation levels for comparable companies considered by the Compensation Committee. Mr. Koogle's base salary of $310,000, established at the Committee's annual compensation review in 1999, was not among those increased at the 2000 annual compensation review. The Compensation Committee did, however, grant Mr. Koogle options to purchase an additional 500,000 shares of the Company's Common Stock, as discussed in further detail below.

    The Compensation Committee believes that the base salary levels of the executive officers, including Mr. Koogle, during the year 2000 were at or below the median of base salary levels for comparable companies considered in the survey data and informal information reviewed by the Compensation Committee.

  Stock Option Grants.

    As noted above, the Company has in the past relied substantially on long-term equity-based compensation as the principal means of compensating and incentivizing its executive officers. It is the Company's practice to set option exercise prices for officers at not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Thus, the value of the stockholders' investment in the Company must appreciate before an optionee receives any financial benefit from the option. Options are generally granted for a term of ten years.

    In determining the number of shares subject to the stock option grants to executive officers, including the CEO, the Compensation Committee considers various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions, and the number of shares owned by the officer or which continue to be subject to vesting under outstanding options previously granted to such officer. In addition, the Compensation Committee examines the level of equity incentives held by each officer relative to the other officers' equity positions and their tenure, responsibilities, experience, and value to the Company. As part of the 2000 annual compensation review, the fifth consecutive year of the review, the Compensation Committee approved the grant of options to Mr. Koogle for an additional 500,000 shares of the Company's Common Stock, based upon, among other factors, the Compensation Committee's positive assessment of Mr. Koogle's performance during 2000. The Compensation Committee noted in particular, the sequential increases in quarterly revenues, the completion of a number of significant strategic alliances and relationships, the additional success in broadening the global user reach of the Company's network of services, the expansion of commerce and communication services, the launch of new business and product services, and the continued success in the recruiting and hiring of other key employees. Also, as part of the 2000 annual compensation review, the Compensation Committee granted all executive officers of the Company as a group (including Mr. Koogle) additional options to purchase an aggregate of 1,740,000 shares of the Company's Common Stock. These options generally vest ratably over a forty-eight month period.

    The Company has entered into agreements with each of Messrs. Koogle, Mallett, and Nazem, that provide, in the event of certain change-in-control transactions, for the acceleration of options held by such officers whereby each such option shall become exercisable to the extent of the number of shares that would otherwise vest if the officer remained employed by the Company or its successor for two years after the effective date of the transaction, subject to certain conditions, including the optionee's acceptance of a comparable two-year employment contract with the acquiring party and certain non-competition agreements.

Policy on Deductibility of Compensation

    Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation's stockholders.

    It is the Company's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy, and the Company's best interests and may from time to time pay compensation to its executive officers that may not be deductible.

                  By the Compensation Committee of the Board of Directors,
                  Eric Hippeau
                  Arthur H. Kern
                  Michael Moritz

AUDIT COMMITTEE REPORT

    The audit committee of the Company's board of directors (the "Audit Committee") consists of three non-employee directors, Arthur H. Kern, Edward R. Kozel and Michael Moritz, each of whom has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the board of directors, attached to this Proxy Statement as Appendix A. Among its other functions, the Audit Committee recommends to the board of directors, subject to stockholder ratification, the selection of the Company's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

    The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

    Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

            Submitted by the Audit Committee of the Company's Board of Directors,
            Arthur H. Kern
            Edward R. Kozel
            Michael Moritz

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

    For the fiscal year ended December 31, 2000, PricewaterhouseCoopers LLP, our independent auditor and principal accountant, billed the approximate fees set forth below.

Audit Fees	$3,038,000
Financial Information Systems Design and Implementation Fees	$1,721,000
All Other Fees	$2,245,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are currently no employee directors serving on the Compensation Committee. The following non-employee directors serve on the Compensation Committee: Eric Hippeau, Arthur H. Kern and Michael Moritz.

    Mr. Hippeau is the President and Executive Managing Director of Softbank International Ventures, an affiliate of SOFTBANK, a principal stockholder of the Company. Mr. Moritz is a general partner of Sequoia.

    SOFTBANK is a wholly-owned subsidiary of SOFTBANK Holdings, which is a wholly-owned subsidiary of SOFTBANK Corp. In April 1996, the Company and SOFTBANK Corp. signed a joint venture agreement whereby Yahoo! Japan Corporation was formed to develop and operate a version of the Yahoo! Internet Guide localized for Japan. SOFTBANK Corp. owns approximately 51% and the Company owns approximately 34% of the equity of the joint venture. The Company has licensed certain elements of the Yahoo! Internet Guide to the joint venture on an exclusive basis in exchange for certain license fees. During 2000, the Company received payments from the joint venture totaling approximately $2.9 million under this agreement.

    In 1996, the Company entered into an agreement with SOFTBANK Holdings under which SOFTBANK Holdings agreed to purchase $2.0 million of advertising on the Company's online properties during 1996 and annually for each of the four years thereafter. Under this arrangement, and other similar agreements with SOFTBANK Holdings or its consolidated affiliates, SOFTBANK Holdings and its consolidated affiliates purchased an aggregate of approximately $1.9 million of advertising from the Company in 2000, at rates that are comparable to those offered to other major customers.

    In October 2000, Ziff-Davis Inc. ("Ziff-Davis") merged with and into a wholly-owned subsidiary of CNET Networks, Inc. ("CNET"). Prior to the merger, SOFTBANK was the majority owner of Ziff-Davis, Jerry Yang (an executive officer and director of the Company) was a member of Ziff-Davis' board of directors, and Mr. Hippeau was Ziff-Davis' Chief Executive Officer as well as the Chairman of its board of directors. In connection with the merger, Mr. Yang and Mr. Hippeau resigned from the board of directors of Ziff-Davis, and Mr. Hippeau was appointed to the board of directors of CNET. In 1995, the Company and Ziff-Davis entered into an agreement relating to the development and publication of certain print and online properties under the "Yahoo!" brand. Under this agreement, the Company recognized publication revenues of approximately $311,000 in 2000 from Ziff-Davis.

    The Company is an investor in SOFTBANK Capital Partners LP, a venture capital fund which is sponsored by SOFTBANK Corp. The Company invested $18 million in this fund in 1999 and $14.4 million in 2000.

    Entities affiliated with SOFTBANK, SOFTBANK Capital Partners LP and/or SOFTBANK Venture Capital, are stockholders of BlueLight.com, Inc. ("Bluelight.com"), Dovebid Inc. ("DoveBid"), E-LOAN, Inc. ("E-LOAN"), National Leisure Group Inc. ("National Leisure Group"), Net2Phone Inc. ("Net2Phone"), Diamond.com ("Diamond.com"), and Spinway, Inc. ("Spinway"). Mr. Hippeau serves on the board of directors of Diamond.com. The Company engaged in the following transactions with these companies in 2000:

    In December 1999, the Company entered into a co-branding and content and software distribution agreement with BlueLight.com. In August 2000, the Company entered into an agreement with BlueLight.com pursuant to which the Company integrates BlueLight.com's website into the Company's shopping property. The Company also provided advertising for BlueLight.com in 2000. The Company received approximately $30 million in 2000 in connection with these agreements. In March 2000, the Company entered into an agreement with DoveBid pursuant to which the Company provided advertising and promotional services to DoveBid in exchange for payment of approximately $7.6 million in 2000. The Company also invested $2 million in DoveBid capital stock and received a warrant to purchase 468,333 shares of DoveBid capital stock. In September 1998, the Company entered into an agreement pursuant to which E-LOAN provides mortgage related information to the Company and the parties conduct joint marketing activities. The Company received approximately $2.5 million in 2000 in connection with this agreement. In September 2000, the Company entered into an agreement with National Leisure Group pursuant to which the parties maintain a co-branded website and the Company provided advertising and promotional services to National Leisure Group. In connection with this agreement, the Company received a warrant to purchase shares of National Leisure Group capital stock with an aggregate exercise price of approximately $2 million. In addition, pursuant to a separate agreement, National Leisure Group purchased approximately $5 million in advertising and promotional services from the Company in 2000. In March 2000, the Company entered into an agreement with Net2Phone pursuant to which the Company invested approximately $136 million in Net2Phone capital stock in exchange for Common Stock of the Company valued at the same amount. In July 2000, the Company entered into an agreement pursuant to which, among other things, Net2Phone provides certain voice over Internet protocol and other phone related services to the Company. Net2Phone paid the Company approximately $15.5 million under the July agreement in 2000. The Company also received a warrant to purchase 658,784 shares of Net2Phone capital stock. In May 2000, the Company entered into an agreement with Diamond.com pursuant to which the Company provided advertising and promotional services to Diamond.com in exchange for payment of approximately $1.7 million in 2000. In June 2000, the Company entered into an agreement with Spinway pursuant to which the companies created and marketed co-branded internet access services and the Company sold advertising offered through the internet access services. The Company also provided advertising for Spinway in 2000. Spinway paid the Company approximately $131,000 under these agreements in 2000. In October 2000, the Company loaned Spinway $2.8 million pursuant to a loan agreement, promissory note and security agreement. In December 2000, Spinway repaid this note in full, including approximately $36,000 in accrued interest.

    In June 2000, the Company acquired eGroups, Inc. ("eGroups"). Prior to the acquisition, Mr. Moritz served on eGroups' board of directors. In connection with the acquisition, certain entities affiliated with Sequoia received an aggregate of approximately 324,445 shares of the Company's Common Stock in exchange for their shares of eGroups capital stock.

    Certain entities affiliated with Sequoia are stockholders of eToys Inc. ("eToys"), Internet Wire Incorporated ("Internet Wire"), Google Inc. ("Google"), HomeWarehouse.com, Inc. ("HomeWarehouse.com"), and Miadora, Inc. ("Miadora"). Mr. Moritz serves as a director of Google and formerly served as a director of eToys. The Company engaged in the following transactions with these companies in 2000:

    The Company provided advertising and promotional services to eToys in exchange for payment of approximately $432,000 in 2000. In June 2000, the Company entered into an agreement with Google pursuant to which Google provides web search services and the Company provides branding and promotional services. The Company also provided advertising services for Google in 2000. In 2000, the Company incurred expenses of approximately $2.8 million for web search services provided by Google, and Google paid the Company approximately $1.3 million for branding, advertising and promotional services. The Company also invested $10 million in Google capital stock and received a warrant to purchase 929,764 shares of Google capital stock. In October 1999, the Company entered into an agreement with HomeWarehouse.com, pursuant to which the Company provided advertising and promotional services to HomeWarehouse.com in exchange for payment of approximately $650,000 in 2000. In August 2000, the Company entered into an agreement with Internet Wire pursuant to which Internet Wire distributes its content to the Company. The Company also provided advertising for Internet Wire in 2000. Under these agreements, Internet Wire paid the Company approximately $279,000 in 2000. The Company also received a warrant to purchase 1,314,485 shares of Internet Wire capital stock. In September 1999, the Company entered into an agreement with Miadora pursuant to which the Company provided advertising and promotional services to Miadora in exchange for payment of approximately $1.2 million in 2000.

    See Proposal No. 1 "Election of Directors" for a discussion of certain information with respect to all outside directors, including directors serving on the Compensation Committee.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The board of directors has established a policy that requires that all transactions between the Company and its officers, directors and principal stockholders and their affiliates must be approved by a majority of the disinterested members of the board of directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

PERFORMANCE GRAPH

    The following graph compares, for the period that the Company's Common Stock has been registered under Section 12 of the Exchange Act (which commenced April 11, 1996), the cumulative total stockholder return for the Company, the NASDAQ Stock Market (U.S. companies) Index (the "NASDAQ Market Index"), the JP Morgan H&Q Internet Index and the Standard & Poor's 500 Stock Index (the "S&P 500 Stock Index"). Measurement points are April 12, 1996 (the first trading day) and the last trading day of each of the Company's fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000. The graph assumes that $100 was invested on April 12, 1996 in the Common Stock of the Company, the NASDAQ Market Index, the JP Morgan H&Q Internet Index and the S&P 500 Stock Index and assumes reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

$25,000.00
$20,000.00
$15,000.00
$10,000.00
$5,000.00
$0.00
4/12/96
12/31/96
12/31/97
12/31/98
12/31/99
12/29/00
Yahoo! Inc.
NASDAQ Market Index Market
JP Morgan H&Q Internet Index
S&P 500 Index

Measurement Point	Yahoo! Inc.	NASDAQ Market Index	JP Morgan H&Q Internet Index	S&P 500 Index
4/12/96	$100.00	$100.00	$100.00	$100.00
12/31/96	$130.77	$117.53	$96.11	$116.34
12/31/97	$799.04	$142.96	$128.98	$152.41
12/31/98	$5,467.79	$199.61	$300.27	$193.06
12/31/99	$19,970.19	$370.45	$1,041.13	$230.76
12/29/00	$2,775.00	$224.91	$400.59	$207.36

CERTAIN TRANSACTIONS

    The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

    Certain other transactions are described under the caption "Compensation Committee Interlocks and Insider Participation."

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL STOCKHOLDERS' MEETING

    Proposals of stockholders intended to be included in the Company's proxy statement for the Company's 2002 Annual Meeting of Stockholders must be received by Yahoo! Inc., Attn: Secretary at 701 First Avenue, Sunnyvale, California 94089 no later than November 23, 2001. Proposals of stockholders intended to be considered at the 2002 Annual Meeting of Stockholders but not included in the Company's proxy statement for that meeting must be received by the Company at the above address no earlier than January 28, 2002 and no later than February 26, 2002.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2000, all Reporting Persons complied with all applicable filing requirements except that Mr. Moritz inadvertantly failed to file a timely Form 4 reporting his involuntary acquisition of Company securities as a result of the Company's acquisition of eGroups in August 2000.

OTHER MATTERS

    The board of directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

    It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

                      By Order of the Board of Directors,

                      Jonathan K. Sobel
                       Vice President, General Counsel and Secretary

Santa Clara, California
March 23, 2001

APPENDIX A

YAHOO! INC.

Charter for the Audit Committee
of the Board of Directors

Purpose

    The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Yahoo! Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

    The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

    The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

Membership

    Initially, the Audit Committee must be comprised of at least two members of the Board and on or before June 14, 2001 the Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

    Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

A-1

Meetings

    The Audit Committee will meet separately with the President and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

Responsibilities

    The responsibilities of the Audit Committee shall include:

  1.
  Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

  2.
  Reviewing the plan for the audit and related services at least annually;

  3.
  Reviewing audit results and annual and interim financial statements;

  4.
  Ensuring the receipt of, and reviewing, a written statement from the Company's auditors delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1;

  5.
  Reviewing and actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

  6.
  Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  7.
  Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

  8.
  Overseeing the effectiveness of the internal audit function;

  9.
  Overseeing the Company's compliance with the Foreign Corrupt Practices Act;

  10.
  Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

  11.
  Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

    Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Reports

    The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

A-2

1508-PS-01

APPENDIX B

YAHOO! INC.
AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated February 27, 2001)

    The following constitute the provisions of the Amended and Restated 1996 Employee Stock Purchase Plan of Yahoo! Inc.

    1.  Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.  Definitions.

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Common Stock" shall mean the Common Stock of the Company.

      (d) "Company" shall mean Yahoo! Inc., a Delaware corporation.

      (e) "Compensation" shall mean all regular straight time gross earnings and commissions, and shall not include payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

      (f)  "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

      (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided however that the Board shall only have the discretion to designate Subsidiaries if the issuance to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

      (i)  "Employee" shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

      (j)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (k) "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee or who begins to participate in an Offering Period after the first business day of an Offering Period, the term "Offering Date" with respect to such individual means the first business day of the first Purchase Period in which such individual participates within the Offering Period. Options granted after the first business day of an Offering Period will be subject to the same terms and conditions as the options granted on the first business day of such Offering Period except that they will have a different grant date (and thus, potentially, a different Purchase Price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

      (l)  "Offering Period" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, a period of six (6) months commencing on January 1 and July 1 of each year, except for the first Offering Period as set forth in Section 4(a). The Offering Period commencing on July 1, 2001 shall end on April 30, 2003 and thereafter Offering Periods shall commence on May 1 and end on the April 30 twenty-four (24) months thereafter; provided, however, that if the Fair Market Value of the Common Stock on a Purchase Date is lower than the Fair Market Value of the Common Stock on the first business day of the Offering Period, the Offering Period then in progress will terminate and a new Offering Period shall commence on the next May 1 or November 1, as applicable, and shall extend for a twenty-four (24) month period ending on April 30 or October 31, as applicable.

      (m) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (n) "Plan" shall mean this Employee Stock Purchase Plan.

      (o) "Purchase Date" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, the last business day of each Offering Period of the Plan and shall mean, with respect to Offering Periods beginning after such date, the last business day of each Purchase Period occurring within the Offering Period.

      (p) "Purchase Period" shall mean, with respect to Offering Periods beginning prior to July 1, 2001, a period of six (6) months coincident with the Offering Period, except for the first Purchase Period of the first Offering Period as set forth in Section 4(b) which Purchase Period shall be coincident with such first Offering Period, and with respect to Offering Periods commencing on and after July 1, 2001, a period of six (6) months within an Offering Period commencing on each May 1 and November 1 and ending on October 31 and April 30 respectively, except for the first Purchase Period within the Offering Period commencing on July 1, 2001, which Purchase Period shall commence on July 1, 2001 and end on October 31, 2001.

      (q) "Purchase Price" shall mean, (i) with respect to Offering Periods beginning prior to July 1, 2001, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; and (ii) with respect to a Purchase Period occurring in an Offering Period beginning on and after July 1, 2001, an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower, provided however that in the event (A) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (B) all or a portion of such additional Shares are to be issued with respect to an Offering Period that is underway at the time of such increase ("Additional Shares"), and (C) the Fair Market Value of a Share of Common Stock on the date of such stockholder approval (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

      (r) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

      (s) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

    3.  Eligibility.

      (a) Any person who is an Employee as of the beginning of any Purchase Period of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    4.  Offering Periods and Purchase Periods.

      (a) Offering Periods.

         (i) With respect to Offering Periods beginning prior to July 1, 2001, the Plan shall be implemented by a series of Offering Periods of six (6) months duration, other than the first Offering Period, with new Offering Periods commencing on or about January 1 and July 1 of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period during this period shall commence on the beginning of the effective date of the Registration Statement on Form S-1 for the initial public offering of the Company's Common Stock (the "IPO Date") and continue until December 31, 1996.

        (ii) With respect to Offering Periods beginning on and after July 1, 2001, the Plan shall be implemented by a series of Offering Periods of approximately twenty-four (24) months duration, other than the Offering Period commencing on July 1, 2001. The Offering Period commencing July 1, 2001 shall have a duration of approximately twenty-two (22) months and shall continue until April 30, 2003.

        (iii) The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

      (b) Purchase Periods. Each Offering Period beginning prior to July 1, 2001 shall have a six (6) month Purchase Period coincident with such Offering Period. Each Offering Period commencing on and after July 1, 2001 shall consist of four (4) consecutive Purchase Periods of approximately six (6) months' duration commencing on May 1 and November 1 of each year, except the first Purchase Period of the Offering Period commencing on July 1, 2001, which shall be of approximately four (4) months duration commencing on July 1, 2001 and ending on October 31, 2001. The last business day of each Purchase Period shall be the Purchase Date for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31 and a Purchase Period commencing on November 1 shall end on the next April 30. The Board of Directors of the Company shall have the power to change the duration and/or frequency of

  Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

    5.  Participation.

      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (subject to Section 6(a) below) to be paid as Contributions pursuant to the Plan.

      (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the subscription agreement is applicable, unless the Employee's participation is sooner terminated as provided in Section 10.

    6.  Method of Payment of Contributions.

      (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant's Compensation on each such payday (or such other maximum percentage as the Board may establish from time to time before an Offering Date). All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

      (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period (in the case of Offering Periods beginning prior to July 1, 2001) or during the Purchase Period (in the case of Offering Periods beginning on and after July 1, 2001), may decrease the rate of his or her Contributions during the applicable Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month. For Offering Periods beginning on and after July 1, 2001, a participant may change the rate of his or her Contributions effective as of the beginning of any Purchase Period within such Offering Period by filing a new subscription agreement at least ten (10) business days prior to the beginning of such Purchase Period.

      (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at any time during an Offering or Purchase Period, as applicable. Payroll deductions shall re-commence at the rate provided in such participant's subscription Agreement at the beginning of the first Offering or Purchase Period, as applicable, which is scheduled to end in the following calendar year, unless the participant's participation is terminated as provided in Section 10. In addition, a participant's payroll deductions may be decreased by the Company to 0% at any time during a Purchase Period in order to avoid unnecessary payroll contributions as a result of application of the maximum Share limit set forth in Section 7(a), or as a result of the limitations set forth in Section 3(b), in which case payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the next Purchase Period, unless terminated by the participant as provided in Section 10.

      (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the participant.

    7.  Grant of Option.

      (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on any Purchase Date occurring within the Offering Period a number of Shares determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the applicable Purchase Price; provided however, that the maximum number of Shares an Employee may purchase during each Offering Period (with respect to Offering Periods beginning prior to July 1, 2001) and each Purchase Period (with respect to Offering Periods beginning on and after July 1, 2001) shall be in each case 5,000 Shares, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12.

      (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") means, as of any date, the value of Common Stock determined by the Board in its discretion provided that, to the extent the Common Stock is trading on the Nasdaq National Market (or a stock exchange), (A) the Fair Market Value as of an Offering Date shall be the closing sales price of the Common Stock as reported by the Nasdaq National Market (or the closing sales price on such stock exchange) for the last business day immediately preceding the Offering Date, and (B) the Fair Market Value of the Common Stock as of a Purchase Date shall be the closing sales price of the Common Stock as reported on the Nasdaq National Market (or the closing sales price on such stock exchange) for the Purchase Date, in each case as reported in The Wall Street Journal. For purposes of the Offering Date under the first Offering Period under the Plan, the Fair Market Value of a Share shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

    8.  Exercise of Option.

      (a) Unless a participant's participation is terminated as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each applicable Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account (subject to such limitations as are specified in the Plan). The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase Shares hereunder is exercisable only by him or her.

      (b) No fractional Shares shall be purchased. Any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full Share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant or termination of such participant's participation as provided in Section 10 below. Any other amounts left over in a participant's account after a Purchase Date shall be returned to the participant.

    9.  Delivery.  As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the

Shares purchased upon exercise of his or her option. Notwithstanding the foregoing, the Board may require that all Shares purchased under the Plan be held in an account (the participant's "ESPP Stock Account") established in the name of the participant (or in the name of the participant and his or her spouse, as designated by the participant on his or her subscription agreement), subject to such rules as determined by the Board and uniformly applied to all participants, including designation of a brokerage or other financial services firm (an "ESPP Broker") to hold such Shares for the participant's ESPP Stock Account with registration of such Shares in the name of such ESPP Broker for the benefit of the participant (or for the benefit of the participant and his or her spouse, as designated by the participant on his or her subscription agreement).

    10.  Voluntary Withdrawal; Termination of Employment.

      (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Purchase Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

      (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

      (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the Employee is a participant, unless such Employee is on an approved leave of absence or a temporary reduction of hours, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

      (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

      (e) Automatic Withdrawal. With respect to Offering Periods commencing on and after July 1, 2001, and to the extent permitted by any applicable laws, regulations or stock exchange rules, if the Fair Market Value of the Shares on a Purchase Date within an Offering Period then in progress is lower than was the Fair Market Value of the Shares on the first business day of such Offering Period, then every participant in such Offering Period shall automatically be deemed (i) to have withdrawn from such Offering Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in a new Offering Period commencing on the next November 1 or May 1, as applicable, in accordance with Section 2(l). In addition, if the Fair Market Value of the Shares on a Purchase Date within an Offering Period then in progress is lower than the Fair Market Value of the Shares on the Offering Date with respect to an individual who began participation in an Offering Period after the first business day of an Offering Period, such individual shall be automatically deemed (x) to have withdrawn from such Offering Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in the Plan as of the beginning of the next Purchase Period to commence within such Offering Period, with such individual having a new Offering Date in accordance with Section 2(k).

    11.  Interest.  No interest shall accrue on the Contributions of a participant in the Plan.

    12.  Stock.

      (a) Subject to adjustment as provided in Section 18, the maximum number of Shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 7,600,000 Shares.

      (b) If the Board determines that, on a given Purchase Date, the number of Shares with respect to which options are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the Shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 19 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.

      (c) The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised.

      (d) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse, as designated by the participant in his or her subscription agreement; provided that if the Board has determined that Shares shall be held in an ESPP Stock Account held by an ESPP Broker in accordance with Section 9, Shares shall be registered in the name of such ESPP Broker for the benefit of the participant or the participant and his or her spouse, as designated by the participant in his or her subscription agreement.

    13.  Administration.  The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

    14.  Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering or Purchase Period, as applicable, but prior to delivery to him or her of such Shares and/or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    15.  Transferability.  Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

    16.  Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

    17.  Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

    18.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

      (a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

      (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, any Offering Period and Purchase Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, or, if not so assumed or substituted, the Offering Period then in progress shall be shortened and the Board shall set a new Purchase Date (the "New Purchase Date"). The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each Share subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of Common Stock and the sale of assets or merger.

    The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

    19.  Amendment or Termination.

      (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 18 and in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

      (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

    20.  Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

    21.  Conditions Upon Issuance of Shares.  The Company shall have no obligation to issue Shares with respect to an option unless the exercise of such option and the issuance and delivery of such

Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    22.  Term of Plan; Effective Date.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

    23.  Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

YAHOO! INC.
AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

    New Election ______

Change of Election _______

    1.  I,            , hereby elect to participate in the YAHOO! INC. Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") commencing with the Offering Period            , 20  to            , 20  , and subscribe to purchase Shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

    2.  I elect to have Contributions in the amount of      % of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 15% of my Compensation during an Offering Period. (Please note that no fractional percentages are permitted).

    3.  I hereby authorize payroll deductions from each paycheck during the Offering Periods at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, Shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

    4.  I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can decrease the rate of my Contributions on one occasion only during any Purchase Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Purchase Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Purchase Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

    5.  I have received a copy of the Company's most recent description of the Plan and a copy of the complete "YAHOO! INC. Amended and Restated 1996 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

    6.  Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

    7.  In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due to me under the Plan:

NAME: (Please print)
(First) (Middle) (Last)
(Relationship)	(Address)

    8.  I understand that if I dispose of any Shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such Shares or, if I joined the Plan after such date, the first business day of the Purchase Period with respect to which I joined the Plan during such Offering Period) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares on the Purchase Date over the price which I paid for the Shares, regardless of whether I disposed of the Shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

    I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the such disposition of the Shares. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Shares by me.

    9.  If I dispose of such Shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the Shares at the time of such disposition over the purchase price which I paid for the Shares under the option, or (2) 15% of the fair market value of the Shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

    I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

    10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:
SOCIAL SECURITY #:
DATE:
SPOUSE'S SIGNATURE (necessary if beneficiary is not spouse):
(Signature)
(Print name)

YAHOO! INC.
AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

    I,            , hereby elect to withdraw my participation in the YAHOO! INC. Amended and Restated 1996 Employee Stock Purchase Plan (the "Plan") for the Offering Period commencing            , 20  . This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

    I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of Shares can be made by me during the Offering Period.

    The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:

Signature of Employee

Social Security Number

PROXY

YAHOO! INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF YAHOO! INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 27, 2001

    The undersigned stockholder of Yahoo! Inc. (the "Company"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 23, 2001, and hereby appoints Jonathan K. Sobel and Susan L. Decker and each or either of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company to be held on Friday, April 27, 2001, at 10:00 a.m., local time, at the Santa Clara Marriot Hotel, located at 2700 Mission College Boulevard, Santa Clara, California and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to cast if personally present, on the reverse side.

    ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES FOR SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VOTE BY TELEPHONE		VOTE BY INTERNET
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-536-8073.	2.	Go to the Website http://www.eproxyvote.com/yhoo
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.
Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/yhoo anytime!
Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

/x/	Please mark your vote as in this example.

The Company's Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR proposals 2 and 3.

1.
To elect seven directors of the Company to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified:

Nominees:	(01) Timothy Koogle, (02) Jeffrey Mallett,			FOR	AGAINST	ABSTAIN
	(03) Jerry Yang, (04) Eric Hippeau,
	(05) Arthur H. Kern, (06) Michael Moritz, (07) Edward R. Kozel	2.	To amend the Company's 1996 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan by an aggregate of 4,000,000 shares to 7,600,000 shares;	/ /	/ /	/ /
FOR ALL NOMINEES	/ / / / WITHHELD FROM ALL NOMINEES	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Independent accountants for the Company for the fiscal year ending December 31, 2001; and	/ /	/ /	/ /
/ /	For all nominees except as noted above	4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /	MARK HERE IF YOU PLAN TO ATTEND THE MEETING				/ /

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF INCREASE OF SHARES OF COMMON STOCK UNDER THE 1996 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION AND OTHER MATTERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
STOCKHOLDER PROPOSALS FOR 2002 ANNUAL STOCKHOLDERS' MEETING
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A
Charter for the Audit Committee of the Board of Directors
APPENDIX B